Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES SECOND QUARTER 2017 RESULTS

REPORTS NET INCOME OF $13.7 MILLION, $0.53 PER SHARE

TULSA, OK—(BUSINESS WIRE) — August 8, 2017 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced its second quarter 2017 results.

Second Quarter 2017 and Recent Highlights

•                  Reported Net Income of $13.7 million or $0.53 per share

•                  Generated Adjusted EBITDA of $29.1 million, before debt restructuring and advisory fees, which outpaced operational capital expenditures by approximately $3.2 million

•                  Amended the Company’s senior secured credit facility to provide additional liquidity and financial and operational flexibility

•                  Increased liquidity to approximately $126.0 million at June 30, 2017 from $84.5 million as of March 31, 2017

•                  Achieved net debt of approximately $42.1 million as of June 30, 2017

•                  Reported total Company production of 22,490 barrels of oil equivalent per day (BOEPD) in the second quarter of 2017, of which 81% was in the Mississippian Lime and the balance in the Anadarko Basin

•                  Added a second rig on its premier Mississippian Lime acreage

•                  Sold non-core Lincoln County, OK assets in July 2017 for $7.0 million; expected net proceeds of $2.9 million, after assumption of liabilities as well as standard closing and post-closing adjustments

•                  Hired SunTrust Robinson Humphrey to explore strategic alternatives for Anadarko Basin and NW STACK assets

Jake Brace, President and Chief Executive Officer commented, “In the second quarter, we continued our solid, consistent performance, tracking slightly better than planned.  Our cash flow performance was good with Adjusted EBITDA exceeding our capital expenditure spend.  Due to our strong performance, we added a second rig to our premier Miss Lime acreage, which is achieving strong returns in excess of 35% in the current price environment.  Overall, we are very pleased with our operational performance in the first half of 2017.”

Mr. Brace continued, “As we continue to focus on the future and maximizing shareholder value, we sold our non-core Lincoln County, Oklahoma assets for $7.0 million and we are working with SunTrust Robinson Humphrey to explore strategic alternatives for our stacked pay Anadarko Basin and NW STACK assets. This would allow us to become a pure play Miss Lime operator, with over 90,000 net acres in the core of the play in Woods and Alfalfa Counties, Oklahoma, a clean balance sheet and a significant amount of liquidity.  We would then be able to use these assets to enhance shareholder value — which is our constant focus.”

(Adjusted EBITDA, Cash Operating Expenses, and Adjusted Cash General and Administrative Expenses are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” in the tables below.)

Production and Pricing

Production during the second quarter of 2017 totaled 22,490 BOEPD, compared with 23,562 BOEPD during the first quarter of 2017. Production from the Company’s Mississippian Lime properties contributed approximately 81%, or 18,278 BOEPD, and the Anadarko Basin properties contributed approximately 19%, or 4,212 BOEPD.  For the total Company, oil volumes comprised 29% of total production, natural gas liquids (NGLs) 25%, and natural gas 46% during the second quarter of 2017.

In the second quarter of 2017, Midstates’ average realized price per barrel of oil, before realized commodity derivatives, was $46.73 ($49.88 with realized derivatives), while its average realized price for NGL sales was $19.16 per barrel (there were no NGL hedges in place during the second quarter).  Natural gas averaged $2.66 per thousand cubic feet (Mcf) before realized derivatives ($2.76 with realized derivatives).  Detailed comparisons of commodity prices by period and region are included in the tables below.

Oil, NGL and natural gas sales revenues in the second quarter of 2017 were $52.3 million, before the impact of derivatives, a decrease of $7.0 million, or 12%, from $59.3 million in the first quarter of 2017.  The decrease in the second quarter of 2017 versus the first quarter of 2017 was mainly due to natural production decline and lower commodity prices.  The realized gain on derivatives for the second quarter of 2017 was $7.5 million, up from $4.9 million during the first quarter of 2017.

Hedging Update

To reduce downside commodity price risk and protect cash flow, Midstates has entered into a number of swaps, collars, and 3-way collars to hedge a portion of the Company’s oil and natural gas revenues into the first quarter of 2019. A summary of the Company’s hedges for the periods after June 30, 2017 is included in the below table.

NYMEX WTI

	Fixed Swaps		Collars			Three Way Collars
Quarter Ended:	Hedge Position (Bbls)	Weighted Avg Strike Price	Hedge Position (Bbls)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Hedge Position (Bbls)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub- Floor Price
June 30, 2017	227,500	$55.12	136,500	$59.73	$50.00	—	$—	$—	$—
September 30, 2017(1)(2)	207,000	$55.29	46,000	$60.00	$50.00	115,000	$62.80	$50.00	$40.00
December 31, 2017(1)(2)	207,000	$55.29	46,000	$60.00	$50.00	115,000	$62.80	$50.00	$40.00
March 31, 2018(1)	—	$—	—	$—	$—	225,000	$62.14	$50.00	$40.00
June 30, 2018(1)	—	$—	—	$—	$—	182,000	$60.65	$50.00	$40.00
September 30, 2018(1)	—	$—	—	$—	$—	138,000	$61.00	$50.00	$40.00

NYMEX HENRY HUB

	Fixed Swaps		Collars			Three Way Collars
Quarter Ended:	Hedge Position (MMBtu)	Weighted Avg Strike Price	Hedge Position (MMBtu)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Hedge Position (MMBtu)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub- Floor Price
June 30, 2017	2,912,000	$3.38	244,000	$3.63	$3.15	—	$—	$—	$—
September 30, 2017(1)	2,944,000	$3.38	368,000	$3.63	$3.15	—	$—	$—	$—
December 31, 2017(1)	1,907,000	$3.43	551,000	$3.84	$3.23	610,000	$4.30	$3.25	$2.50
March 31, 2018(1)(3)	1,350,000	$3.47	—	$—	$—	1,530,000	$4.38	$3.25	$2.50
June 30, 2018(1)	—	$—	—	$—	$—	1,365,000	$3.40	$3.00	$2.50
September 30, 2018(1)	—	$—	—	$—	$—	1,380,000	$3.40	$3.00	$2.50
December 31, 2018(1)	—	$—	—	$—	$—	1,380,000	$3.40	$3.00	$2.50
March 31, 2019(1)	—	$—	—	$—	$—	1,350,000	$3.40	$3.00	$2.50

(1)          Positions shown represent open commodity derivative contract positions as of June 30, 2017. The Company did not have any open commodity derivative contract positions as of December 31, 2016.

(2)          During the second quarter, the Company entered into long call oil trades to offset its three way collar short calls for the second half of 2017.

(3)          During the second quarter, the Company entered into natural gas three way collars with long call ceilings in order to offset its Q1 2018 natural gas fixed swaps.

Sale of Non-Core Lincoln Property Assets

In July 2017, Midstates entered into a definitive sales agreement to sell its properties in Lincoln County, Oklahoma for $7.0 million; with expected net proceeds of $2.9 million, after the buyer’s assumption of liabilities as well as standard closing and post-closing adjustments.  The properties primarily produced natural gas with an average of 700 BOEPD in the second quarter of 2017 and were not within the Company’s core Mississippian Lime focus area.  The effective date of the transaction is January 1, 2017.

Costs and Expenses

Adjusted Cash Operating Expenses (which excludes debt restructuring and advisory fees) for the second quarter of 2017 were $26.5 million, or $12.95 per Boe, compared with $26.0 million, or $12.28 per Boe, in the first quarter of 2017. The increase in per Boe cash costs in the second quarter of 2017 compared with the first quarter of 2017 was attributable to lower production and a non-recurring reduction in lease operating expense during the first quarter of 2017 related to an insurance recovery settlement of $1.9 million.

Lease operating and workover expenses (LOE) totaled $16.6 million, or $8.09 per Boe, in the second quarter of 2017, compared with $15.9 million, or $7.47 per Boe, in the first quarter of 2017.  Second quarter 2017 LOE increased compared to first quarter of 2017 primarily due to a non-recurring reduction in LOE during the first quarter of 2017 related to an insurance recovery settlement of $1.9 million.

Severance and other taxes for the second quarter of 2017 were $1.7 million (3.2% of oil, NGL and natural gas sales revenue), compared to $2.1 million (3.6% of oil, NGL and natural gas sales revenue) in the first quarter of 2017.

General and administrative expenses for the second quarter of 2017 totaled $7.6 million, or $3.70 per Boe, compared to $8.3 million, or $3.90 per Boe, in the first quarter of 2017.  Second quarter 2017 and first quarter 2017 general and administrative expenses included non-cash share-based compensation expense of $0.9 million, or $0.45 per Boe, and $3.3 million, or $1.57 per Boe, respectively.    Adjusted cash general and administrative expenses, which excludes non-cash share-based compensation and certain non-recurring items, but includes capitalized general and administrative costs, totaled $5.5 million, or $2.69 per Boe for the second quarter of 2017, compared to $5.3 million, or $2.48 per Boe, in the first quarter of 2017.  The increase in per Boe adjusted cash general and administrative expenses in the second quarter of 2017 compared with the first quarter of 2017 was attributable to lower production.

Interest expense totaled $1.2 million (net of amounts capitalized) for the second quarter of 2017 as compared to $1.0 million in the first quarter of 2017.  The Company capitalized $0.7 million in interest to unproved properties during the second quarter of 2017 as compared to $0.9 million in the first quarter of 2017.

During the second quarter of 2017, the Company did not record an income tax expense or benefit, and had an effective tax rate of 0%.

Capital Expenditures

In the second quarter of 2017, the Company invested $25.9 million of operating capital, predominantly devoted to the Mississippian Lime assets.

The following table provides operational capital spending by area, which excludes capitalized interest, capitalized internal costs, asset retirement costs incurred, and expenditures related to other property, plant and equipment, such as furniture and fixtures and capitalized software costs (in thousands):

	For the Three Months Ended June 30, 2017	For the Six Months Ended June 30, 2017
Drilling and completion activities	$25,065	$53,706
Acquisition of acreage and seismic data	800	3,903
Operational capital expenditures incurred	$25,865	$57,609
Capitalized G&A, office, ARO & other	1,764	3,656
Capitalized interest	723	1,646
Total capital expenditures incurred	$28,352	$62,911

	For the Three Months Ended June 30, 2017	For the Six Months Ended June 30, 2017
Mississippian Lime	$26,166	$55,690
Anadarko Basin(1)	(301)	1,919
Total operational capital expenditures incurred	$25,865	$57,609

(1)           Reflects the receipt of a $0.7 million lease extension refund during the second quarter of 2017.

Operational Update

Mississippian Lime Update

Key Highlights:

•                  Produced an average of 18,278 BOEPD in the second quarter of 2017, of which 27% was oil, 24% NGLs, and 49% natural gas

•                  Spud seven wells and placed four wells online during the second quarter of 2017

•                  Incurred average drilling, completion and facility costs of $2.8 million for wells brought online during the first half of 2017

•                  Achieved average drilling cycle time during the first half of 2017 of 15 days (rig release to rig release)

•                  Midstates’ Mississippian Lime type curve generates returns of greater than 35% with AFE well cost (drilling, completion, and facilities) of $2.8 million and strip pricing as of July 26, 2017

During the second quarter of 2017, the Company added a second drilling rig to its Mississippian Lime development program and transitioned its 2017 drilling program to focus on high-graded opportunities in proven areas that will deliver superior cash on cash returns in current depressed commodity price environment, stimulate production growth, and increase the Company’s future cash flows.

Anadarko Basin Update

The Company averaged production of 4,212 BOEPD in the second quarter of 2017, of which 35% was oil, 26% NGLs, and 39% natural gas.

The Company does not plan to operate any rigs in the Anadarko Basin in the near term.  The Company’s immediate-term focus in the basin will continue to be on production optimization and minimizing lease operating costs.  Additionally, the Company continues to assess the NW Stack potential under a farm-out agreement it signed for a portion of its primary-term Anadarko Basin acreage in western Oklahoma. Midstates recently engaged SunTrust Robinson Humphrey to explore strategic alternatives for its Anadarko Basin and NW STACK assets.

Balance Sheet and Liquidity

On June 30, 2017, the Company’s liquidity was approximately $126.0 million, consisting of cash and cash equivalents of $86.0 million and $40.0 million available under its credit facility. Its long-term debt was $128.1 million, resulting in net debt of approximately $42.1 million.

Midstates’ credit facility was amended in May 2017 as part of the Company’s efforts to ease certain restrictions and covenants. Several key non-standard covenants, such as a $40.0 million liquidity block on its borrowing base availability and certain limitations on capital expenditures, were removed, among various other restrictions in the credit facility’s provisions.

Fresh Start Accounting

The Company adopted fresh start accounting as of October 21, 2016, the date the Company emerged from its Chapter 11 reorganization. Adopting fresh start accounting results in a new reporting entity for financial reporting purposes and as a result, the Company allocated its reorganization value to its individual assets, including oil and gas property, plant and equipment, based upon their estimated fair values as of that date, and its historical retained deficit was eliminated. Due to the application of fresh start accounting, the Company’s consolidated financial statements on or after October 21, 2016 are not comparable with its consolidated financial statements prior to that date. References to “Successor” refer to the Company after the adoption of fresh start accounting, while references to “Predecessor” refer to the Company prior to adoption. Please refer to the Company’s Annual Report on Form 10-K filed on March 30, 2017 for further information regarding Midstates’ emergence from Chapter 11 restructuring and its application of fresh start accounting.

Conference Call Information

The Company will host a conference call to discuss second quarter 2017 results on Wednesday, August 9, at 11:00 a.m. Eastern time (10:00 a.m. Central time).  Participants may join the conference call by dialing (877) 645-4610 (for U.S. and Canada) or (707) 595-2723 (International). The conference call access code is 62354089 for all participants. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.midstatespetroleum.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until midnight on September 9 and can be accessed by dialing (855) 859-2056 (for U.S. and Canada) or (404) 537-3406 (International). The conference call audio replay access code is 62354089 for all participants. The audio replay will also be available in the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the

Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, including statements regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, resource potential, drilling locations, prospects and plans and objectives of management, are considered forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all.  Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves, resource potential and drilling locations; the adequacy of the Company’s capital resources and liquidity; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma and the Anadarko Basin in Texas and Oklahoma.

*********

Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$85,999	$76,838
Accounts receivable:
Oil and gas sales	29,112	36,988
Joint interest billing	4,425	4,281
Other	1,218	2,456
Commodity derivative contracts	8,706	—
Other current assets	2,132	3,326
Total current assets	131,592	123,889
PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting
Proved properties	672,925	573,150
Unproved properties not being amortized	28,280	65,080
Other property and equipment	6,500	6,339
Less accumulated depreciation, depletion and amortization	(44,274)	(12,974)
Net property and equipment	663,431	631,595
OTHER NONCURRENT ASSETS:
Commodity derivative assets	412	—
Other noncurrent assets	6,213	5,455
Total other noncurrent assets	6,625	5,455
TOTAL	$801,648	$760,939

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,568	$2,521
Accrued liabilities	52,903	53,731
Total current liabilities	59,471	56,252
LONG-TERM LIABILITIES:
Asset retirement obligations	14,841	14,200
Long-term debt	128,059	128,059
Other long-term liabilities	606	614
Total long-term liabilities	143,506	142,873

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding at June 30, 2017 and December 31, 2016	—	—
Warrants, 6,625,554 warrants outstanding at June 30, 2017 and December 31, 2016	37,329	37,329
Common stock, $0.01 par value, 250,000,000 shares authorized; 25,098,168 shares issued and 25,065,009 shares outstanding at June 30, 2017 and 24,994,867 shares issued and outstanding at December 31, 2016	251	250
Treasury stock	(622)	—
Additional paid-in-capital	519,556	514,305
Retained earnings	42,157	9,930
Total stockholders’ equity	598,671	561,814
TOTAL	$801,648	$760,939

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
REVENUES:
Oil sales	$27,271	$39,110	$58,307	$69,248
Natural gas liquid sales	9,730	9,071	20,924	16,134
Natural gas sales	15,253	12,868	32,351	26,810
Gains on commodity derivative contracts—net	7,493	—	12,358	—
Other	932	1,510	1,754	2,328
Total revenues	60,679	62,559	125,694	114,520
EXPENSES:
Lease operating and workover	16,559	16,109	32,411	31,870
Gathering and transportation	3,641	4,711	7,328	9,132
Severance and other taxes	1,695	1,484	3,816	2,988
Asset retirement accretion	283	444	559	864
Depreciation, depletion, and amortization	15,959	18,638	31,301	43,473
Impairment in carrying value of oil and gas properties	—	62,963	—	190,697
General and administrative	7,572	4,497	15,847	15,785
Debt restructuring costs and advisory fees	—	6,472	—	7,589
Total expenses	45,709	115,318	91,262	302,398
OPERATING INCOME (LOSS)	14,970	(52,759)	34,432	(187,878)
OTHER INCOME (EXPENSE):
Interest income	—	24	—	81
Interest expense—net of amounts capitalized (excludes interest expense of $31.7 million on senior and secured notes subject to compromise for the three and six months ended June 30, 2016)	(1,228)	(18,839)	(2,205)	(63,051)
Reorganization items, net	—	80,536	—	80,536
Total other income (expense)	(1,228)	61,721	(2,205)	17,566
INCOME (LOSS) BEFORE TAXES	13,742	8,962	32,227	(170,312)
Income tax expense	—	—	—	—
NET INCOME (LOSS)	$13,742	$8,962	$32,227	$(170,312)
Successor participating securities—non-vested restricted stock	(360)	—	(897)	—
Predecessor participating securities—non-vested restricted stock	—	(98)	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$13,382	$8,864	$31,330	$(170,312)
Basic and diluted net income (loss) per share attributable to common shareholders	$0.53	$0.83	$1.25	$(16.01)
Basic and diluted weighted average number of common shares outstanding	25,093	10,653	25,053	10,637

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

(Unaudited)

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Earnings	Total Stockholders’ Equity
Balance as of December 31, 2016 (Successor)	$—	$250	$37,329	$—	$514,305	$9,930	$561,814
Share-based compensation	—	1	—	—	5,251	—	5,252
Acquisition of treasury stock	—	—	—	(622)	—	—	(622)
Net income	—	—	—	—	—	32,227	32,227
Balance as of June 30, 2017 (Successor)	$—	$251	$37,329	$(622)	$519,556	$42,157	$598,671

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2015 (Predecessor)	$—	$110	$—	$(3,081)	$888,247	$(2,211,342)	$(1,326,066)
Share-based compensation	—	(1)	—	—	1,325	—	1,324
Acquisition of treasury stock	—	—	—	(53)	—	—	(53)
Net loss	—	—	—	—	—	(170,312)	(170,312)
Balance as of June 30, 2016 (Predecessor)	$—	$109	$—	$(3,134)	$889,572	$(2,381,654)	$(1,495,107)

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Successor	Predecessor
	For the Six Months Ended	For the Six Months Ended
	June 30, 2017	June 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$32,227	$(170,312)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Gains on commodity derivative contracts—net	(12,358)	—
Net cash received for commodity derivative contracts not designated as hedging instruments	3,240	—
Asset retirement accretion	559	864
Depreciation, depletion, and amortization	31,301	43,473
Impairment in carrying value of oil and gas properties	—	190,697
Share-based compensation, net of amounts capitalized to oil and gas properties	4,267	998
Amortization of deferred financing costs	169	4,069
Paid-in-kind interest expense	—	3,531
Amortization of deferred gain on debt restructuring	—	(8,246)
Operating lease abandonment	—	2,904
Noncash reorganization items	—	(81,724)
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	5,519	(1,405)
Accounts receivable—JIB and other	1,310	20,860
Other current and noncurrent assets	642	(6,739)
Accounts payable	809	2,936
Accrued liabilities	(4,466)	50,589
Other	(42)	(934)
Net cash provided by operating activities	$63,177	$51,561
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	$(54,369)	$(100,424)
Proceeds from the sale of oil and gas equipment	1,350	—
Net cash used in investing activities	$(53,019)	$(100,424)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	$—	$249,384
Deferred financing costs	(375)	—
Acquisition of treasury stock	(622)	(53)
Net cash (used in) provided by financing activities	$(997)	$249,331
NET INCREASE IN CASH AND CASH EQUIVALENTS	$9,161	$200,468
Cash and cash equivalents, beginning of period	$76,838	$81,093
Cash and cash equivalents, end of period	$85,999	$281,561

SUPPLEMENTAL INFORMATION:
Non-cash transactions — investments in property and equipment accrued — not paid	$17,055	$18,766
Cash paid for interest, net of capitalized interest of $1.6 million for the six months ended June 30, 2017 (no capitalized interest for the six months ended June 30, 2016)	2,107	3,539
Cash paid for reorganization items	$—	$1,188

MIDSTATES PETROLEUM COMPANY, INC.

SELECTED FINANCIAL AND OPERATING STATISTICS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended March 31,
	2017	2016	2017	2016	2017
Operating Data — Mississippian Lime:
Net production volumes:
Oil (Bbls/day)	4,938	8,386	5,269	8,790	5,605
NGLs (Bbls/day)	4,466	5,258	4,526	5,422	4,588
Natural gas (Mcf/day)	53,246	69,171	54,653	70,293	56,075
Total oil equivalents (MBoe)	1,663	2,291	3,422	4,719	1,759
Average daily production (Boe/day)	18,278	25,172	18,905	25,928	19,539
Operating Data — Anadarko Basin:
Net production volumes:
Oil (Bbls/day)	1,475	1,926	1,420	2,057	1,364
NGLs (Bbls/day)	1,115	1,262	1,104	1,273	1,093
Natural gas (MMcf)	9,735	10,818	9,565	10,997	9,394
Total oil equivalents (MBoe)	383	454	745	940	362
Average daily production (Boe/day)	4,212	4,991	4,118	5,163	4,023
Operating Data - Combined:
Net production volumes:
Oil (Bbls/day)	6,413	10,312	6,689	10,847	6,969
NGLs (Bbls/day)	5,581	6,520	5,630	6,695	5,681
Natural gas (Mcf/day)	62,981	79,989	64,218	81,290	65,469
Total oil equivalents (MBoe)	2,046	2,745	4,167	5,659	2,121
Average daily production (Boe/day)	22,490	30,163	23,023	31,091	23,562
Average Sales Prices:
Oil, without realized derivatives (per Bbl)	$46.73	$41.68	$48.16	$35.07	$49.48
Oil, with realized derivatives (per Bbl)	$49.88	$41.68	$50.08	$35.07	$50.26
Natural gas liquids, without realized derivatives (per Bbl)	$19.16	$15.29	$20.53	$13.24	$21.89
Natural gas liquids, with realized derivatives (per Bbl)	$19.16	$15.29	$20.53	$13.24	$21.89
Natural gas, without realized derivatives (per Mcf)	$2.66	$1.77	$2.78	$1.81	$2.90
Natural gas, with realized derivatives (per Mcf)	$2.76	$1.77	$2.86	$1.81	$2.96
Costs and Expenses (per Boe of production):
Lease operating and workover	$8.09	$5.86	$7.78	$5.63	$7.47
Gathering and transportation	$1.78	$1.72	$1.76	$1.61	$1.74
Severance and other taxes	$0.83	$0.54	$0.92	$0.53	$1.00
Asset retirement accretion	$0.14	$0.16	$0.13	$0.15	$0.13
Depreciation, depletion and amortization	$7.80	$6.79	$7.51	$7.68	$7.23
Impairment of oil and gas properties	—	$22.94	—	$33.70	—
General and administrative	$3.70	$1.63	$3.80	$2.79	$3.90
Acquisition and transaction costs	—	—	—	—	—
Debt restructuring costs and advisory fees	—	$2.36	—	$1.34	—
Other	—	—	—	—	—

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended March 31,
	2017	2016	2017	2016	2017
Adjusted EBITDA to net income (loss) reconciliation:
Net income (loss)	$13,742	$8,962	$32,227	$(170,312)	$18,485
Depreciation, depletion and amortization	15,959	18,638	31,301	43,473	15,342
Impairment in carrying value of oil and gas properties	—	62,963	—	190,697	—
Gains on commodity derivative contracts—net	(7,493)	—	(12,358)	—	(4,865)
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	2,429	—	3,240	—	811
Income tax expense	—	—	—	—	—
Interest income	—	(24)	—	(81)	—
Interest expense, net of amounts capitalized	1,228	18,839	2,205	63,051	977
Asset retirement obligation accretion	283	444	559	864	276
Reorganization items, net	—	(80,536)	—	(80,536)	—
Share-based compensation, net of amounts capitalized	930	311	4,267	998	3,337
Adjusted EBITDA	$27,078	$29,597	$61,441	$48,154	$34,363
Debt restructuring costs and advisory fees*	2,034	6,472	2,591	7,589	557
Adjusted EBITDA before restructuring and advisory costs	$29,112	$36,069	$64,032	$55,743	$34,920

* Debt restructuring costs and advisory fees for the three and six months ended June 30, 2017 and for the three months ended March 31, 2017 are included within general and administrative expenses.

MIDSTATES PETROLEUM COMPANY, INC.

CASH OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended March 31,
	2017	2016	2017	2016	2017

Operating Expenses — GAAP	$45,709	$115,318	$91,262	$302,398	$45,553
Adjustments for certain non-cash items:
Asset retirement accretion	283	444	559	864	276
Share-based compensation, net	930	311	4,267	998	3,337
Depreciation, depletion and amortization	15,959	18,638	31,301	43,473	15,342
Impairment of oil and gas properties	—	62,963	—	190,697	—
Other	—	—	—	—	—
Cash Operating Expenses — Non-GAAP	$28,537	$32,962	$55,135	$66,366	$26,598
Cash Operating Expenses — Non-GAAP per BOE	$13.94	$12.01	$13.23	$11.73	$12.55

Debt restructuring costs and advisory fees*	$2,034	$6,472	$2,591	$7,589	$557
Debt restructuring costs and advisory fees, per BOE	$0.99	$2.36	$0.62	$1.34	$0.26

Severance and Houston lease abandonment costs	$—	$(406)	$—	$4,535	$—
Severance and Houston lease abandonment costs, per BOE	$—	$(0.15)	$—	$0.80	$—

Adjusted Cash Operating Expenses — Non-GAAP	$26,503	$26,896	$52,544	$54,242	$26,041
Adjusted Cash Operating Expenses — Non-GAAP per BOE	$12.95	$9.80	$12.61	$9.59	$12.28

* Debt restructuring costs and advisory fees for the three and six months ended June 30, 2017 and for the three months ended March 31, 2017 are included within general and administrative expenses.

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED CASH GENERAL AND ADMINISTRATIVE EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Three Months Ended March 31,
	2017	2016	2017	2016	2017

General and Administrative Expenses — GAAP	$7,572	$4,497	$15,847	$15,785	$8,275
Adjustments for certain non-cash and non-recurring items:
Share-based compensation, net	(930)	(311)	(4,267)	(998)	(3,337)
Capitalized general and administrative expenses	893	863	1,766	1,936	873
Severance and other costs	—	—	—	(1,631)	—
Houston office lease abandonment costs	—	406	—	(2,904)	—
Advisory costs included in general and administrative expenses	(2,034)	—	(2,591)	—	(557)
Adjusted Cash General and Administrative Expenses — Non-GAAP	$5,501	$5,455	$10,755	$12,188	$5,254
Adjusted Cash General and Administrative Expenses — Non-GAAP per BOE	$2.69	$1.99	$2.58	$2.15	$2.48